ServiceSource Reports Fourth Quarter and Full-Year 2020 Financial Results
2020 Revenue of $194.6 million
2020 GAAP Net Loss of $18.5 million; 2020 Non-GAAP Net Loss of $2.3 million
2020 Adjusted EBITDA of $4.3 million
DENVER, February 24, 2021 - ServiceSource (NASDAQ: SREV), the customer journey experience company, today announced financial results for the three months and year ended December 31, 2020.
“Throughout the disruption and uncertainty of 2020, market-leading technology companies relied on ServiceSource to preserve the value of their existing customer relationships and enhance the return on their go-to-market investments. Customer success and renewals became board-level priorities, while digitally-enabled, virtual selling became the dominant form of B2B customer acquisition and engagement,” said Gary B. Moore, ServiceSource’s chairman and chief executive officer. “In the fourth quarter and over the course of the year, we delivered for our clients through a prolonged period of constrained technology industry spend in nearly every sector. Against this backdrop, we grew closer to the world-class brands we serve and improved the health of our partnerships. We fully committed to a virtual first operating model that will define how and where we deliver our solutions going forward. And importantly, we demonstrated the strength and resilience of our people and our business with solid operating and financial results.”
Key Financial Results – Fourth Quarter 2020
•GAAP revenue was $51.1 million, compared with $54.9 million reported for Q4 2019.
•GAAP net loss was $1.7 million or $0.02 per diluted share, compared with GAAP net loss of $2.5 million or $0.03 per diluted share reported for Q4 2019.
•Non-GAAP net income was $2.3 million or $0.02 per diluted share, compared with non-GAAP net income of $0.6 million or $0.01 per diluted share reported for Q4 2019.
•Adjusted EBITDA, a non-GAAP financial measure, was $4.8 million, compared with $2.7 million reported for Q4 2019.
Key Financial Results – Full-Year Ended December 31, 2020
•GAAP revenue was $194.6 million, compared with $216.1 million reported for the year ended December 31, 2019.
•GAAP net loss was $18.5 million or $0.19 per diluted share, compared with GAAP net loss of $18.7 million or $0.20 per diluted share reported for the year ended December 31, 2019.
•Non-GAAP net loss was $2.3 million or $0.02 per diluted share, compared with non-GAAP net loss of $3.3 million or $0.04 per diluted share reported for the year ended December 31, 2019.
•Adjusted EBITDA, a non-GAAP financial measure, was $4.3 million, compared with $4.2 million reported for the year ended December 31, 2019.
•Ended the year with $36.3 million of cash and cash equivalents and restricted cash, including $15.0 million of borrowings under the Company's $40.0 million revolving line of credit.
A reconciliation of GAAP to non-GAAP financial measures is provided following the Condensed Consolidated Financial Statement tables contained within this press release.

Key Business Highlights – Full-Year Ended December 31, 2020
•Grew revenue year-over-year with four of our five largest clients and signed expansion wins with seven of our top ten clients.
•Won two new clients in the fourth quarter and six for the full year, all within the higher growth software and cloud sectors.
•Signed a one-year contract in the fourth quarter to provide customer acquisition and conversion services for a rapidly growing Unified Communications as a Service (UCaaS) company.
•Secured a one-year contract in the fourth quarter with a market-leading digital operations management platform provider to drive higher ARR retention rates through a proactive customer success and renewals management program.
•Successfully renewed or extended approximately 81% of the annual contract value that was up for renewal during the year.
“We executed well throughout 2020 and finished the year strong,” commented Chad Lyne, executive vice president and chief financial officer of ServiceSource. “Despite a challenging operating environment and some client-specific headwinds from the global pandemic, we expanded non-GAAP gross profit margins by 130 basis points and generated higher Adjusted EBITDA year-over-year. The investments we made in our client relationships, go-to-market teams, technology infrastructure, and virtual first operating model position us well for success in a market with attractive growth potential. With a solid balance sheet, ample liquidity, disciplined financial management, and strong operating fundamentals, we are confident in our ability to execute our long-term strategy to build value for our stockholders.”
Business Outlook for Full-Year 2021
There are encouraging signs that the pace of economic activity and global technology spend will accelerate over the course of 2021. However, there remains a high degree of uncertainty regarding the timing of the recovery and how it may impact ServiceSource’s clients, as well as the mid-market and small-to-midsize businesses that ServiceSource supports on behalf of its clients. Due to these factors, the Company will not be issuing guidance for fiscal 2021 at this time. Management will provide forward-looking contextual commentary during the earnings call and webcast that will accompany this release.
Quarterly Conference Call
ServiceSource will discuss its fourth quarter and full-year 2020 results on February 25, 2021, via teleconference at 9:30 a.m. Eastern Time. To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 7582178. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource website under Events and Presentations. The related slide presentation and a replay of the webcast will also be available on the Company's website at http://ir.servicesource.com.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding our financial management and our expectation to continue to invest in our strategic priorities and digital transformation initiatives. These forward-looking statements are based on our current assumptions and beliefs and involve risks and uncertainties that could cause our results to differ materially from our forward-looking statements. Those risks and uncertainties include: a decline in client renewals, the loss of one or more of our key clients, the contraction in our revenue from one or more of our key clients - either in the ordinary course of business or as a result of macroeconomic conditions resulting from the COVID-19 pandemic - in each case resulting in churn, or our clients not expanding their relationships with us; economic or other adverse events or conditions affecting the technology industry, including as a result of the COVID-19 pandemic; and other risks and uncertainties described more fully in our periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and except as may be legally required we assume no obligation to update these forward-looking statements.
About ServiceSource
ServiceSource International, Inc. (NASDAQ: SREV) is a global outsourced go-to-market services provider that accelerates B2B digital sales and customer success transformation. Our expert sales professionals, data-powered insights and proven methodologies scale and reimagine customer journey experiences (CJX™) into profitable business outcomes. Backed by more than 20 years of experience, ServiceSource drives billions of dollars in client value annually, conducting commerce in 45 languages and 175 countries. To learn more about how we design, develop and manage CJX solutions that transform the agility, speed, efficiency and value of our clients’ growth initiatives, visit www.servicesource.com.
Trademarks
ServiceSource®, and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.
Connect with ServiceSource:
http://www.facebook.com/ServiceSource
http://twitter.com/servicesource
http://www.linkedin.com/company/servicesource
http://www.youtube.com/user/ServiceSourceMKTG

ServiceSource International, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Net revenue	$51,059	$54,871	$194,601	$216,135
Cost of revenue(1)	33,626	37,459	137,041	153,155
Gross profit	17,433	17,412	57,560	62,980
Operating expenses:
Sales and marketing(1)	5,951	7,075	24,999	30,009
Research and development(1)	1,416	1,146	5,602	4,848
General and administrative(1)	10,126	11,127	41,970	43,208
Restructuring and other related costs	839	93	1,542	1,929
Total operating expenses	18,332	19,441	74,113	79,994
Loss from operations	(899)	(2,029)	(16,553)	(17,014)
Interest and other expense, net	(229)	(259)	(1,279)	(1,226)
Loss before provision for income taxes	(1,128)	(2,288)	(17,832)	(18,240)
Provision for income tax expense	(536)	(204)	(709)	(443)
Net loss	$(1,664)	$(2,492)	$(18,541)	$(18,683)
Net loss per share, basic and diluted	$(0.02)	$(0.03)	$(0.19)	$(0.20)
Weighted-average common shares outstanding, basic and diluted	96,821	94,608	95,787	93,882

(1) Reported amounts include stock-based compensation expense as follows:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2020	2019	2020	2019
Cost of revenue	$144	$124	$389	$538
Sales and marketing	395	382	1,416	1,772
Research and development	24	17	57	41
General and administrative	716	654	3,003	2,811
Total stock-based compensation	$1,279	$1,177	$4,865	$5,162

ServiceSource International, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$34,006	$27,089
Accounts receivable, net	38,890	41,754
Prepaid expenses and other	9,275	7,296
Total current assets	82,171	76,139

Property and equipment, net	29,948	36,149
ROU assets	29,798	36,396
Contract acquisition costs	872	1,602
Goodwill	6,334	6,334
Other assets	3,490	4,844
Total assets	$152,613	$161,464

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,204	$4,392
Accrued expenses	3,217	3,366
Accrued compensation and benefits	18,342	16,700
Revolver	15,000	—
Operating lease liabilities	10,797	9,652
Other current liabilities	1,209	2,218
Total current liabilities	49,769	36,328

Operating lease liabilities, net of current portion	25,975	33,716
Other long-term liabilities	1,593	2,983
Total liabilities	77,337	73,027

Stockholders’ equity:
Preferred stock	—	—
Common stock	10	9
Treasury stock	(441)	(441)
Additional paid-in capital	379,696	374,525
Accumulated deficit	(304,607)	(286,066)
Accumulated other comprehensive income	618	410
Total stockholders’ equity	75,276	88,437
Total liabilities and stockholders’ equity	$152,613	$161,464

ServiceSource International, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Year Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(18,541)	$(18,683)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,925	13,449
Amortization of contract acquisition costs	1,003	1,504
Amortization of ROU assets	9,841	9,715
Stock-based compensation	4,865	5,162
Restructuring and other related costs	1,460	1,866
Other	71	(168)
Net changes in operating assets and liabilities:
Accounts receivable, net	3,232	12,449
Prepaid expenses and other assets	(82)	(1,558)
Contract acquisition costs	(266)	(442)
Accounts payable	(3,213)	2,441
Accrued compensation and benefits	(97)	(646)
Operating lease liabilities	(10,195)	(8,678)
Accrued expenses	(107)	(102)
Other liabilities	(1,495)	(3,864)
Net cash provided by operating activities	401	12,445
Cash flows from investing activities:
Purchases of property and equipment	(7,855)	(10,106)
Net cash used in investing activities	(7,855)	(10,106)
Cash flows from financing activities:
Repayment on finance lease obligations	(952)	(900)
Proceeds from Revolver	27,000	—
Repayment of Revolver	(12,000)	—
Proceeds from issuance of common stock	414	223
Payments related to minimum tax withholdings on RSU releases	(161)	(182)
Net cash provided by (used in) financing activities	14,301	(859)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	96	124
Net change in cash and cash equivalents and restricted cash	6,943	1,604
Cash and cash equivalents and restricted cash, beginning of period	29,383	27,779
Cash and cash equivalents and restricted cash, end of period	$36,326	$29,383

Use of Non-GAAP Financial Measures
To supplement its Condensed Consolidated Financial Statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource provides investors with non-GAAP gross profit, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the following financial tables.
ServiceSource believes non-GAAP financial information provided in this release can assist investors in understanding and assessing its on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.
Non-GAAP gross profit consists of gross profit plus adjustments to stock-based compensation and amortization of internally developed software.
Non-GAAP net income (loss) consists of net income (loss) plus stock-based compensation, amortization of internally developed software, restructuring and other related costs, amortization of contract acquisition costs related to the initial adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), costs attributable to establishing a litigation reserve, non-cash interest expense and applying an income tax rate of 26.5% on non-GAAP adjustments. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the Company's stock price, stock market volatility, expected option lives and risk-free interest rates, all of which are difficult to estimate.
EBITDA consists of net income (loss) plus provision for income tax expense (benefit), interest and other expense (income), net and depreciation and amortization. Adjusted EBITDA consists of EBITDA plus stock-based compensation, restructuring and other related costs, amortization of contract acquisition costs related to the initial adoption of ASC 606 and costs attributable to establishing a litigation reserve.
These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.

ServiceSource International, Inc.
GAAP To Non-GAAP Reconciliation
(in thousands, except per share amounts)
(unaudited)
		For the Three Months Ended December 31,		For the Year Ended December 31,
		2020	2019	2020	2019
Net revenue		$51,059	$54,871	$194,601	$216,135

Gross profit
GAAP gross profit		$17,433	$17,412	$57,560	$62,980
Non-GAAP adjustments:
Stock-based compensation	(A)	144	124	389	538
Amortization of internally developed software	(B)	1,493	1,144	5,467	4,119
Non-GAAP gross profit		$19,070	$18,680	$63,416	$67,637

Gross profit %
GAAP gross profit		34.1%	31.7%	29.6%	29.1%
Non-GAAP adjustments:
Stock-based compensation	(A)	0.3%	0.2%	0.2%	0.2%
Amortization of internally developed software	(B)	2.9%	2.1%	2.8%	1.9%
Non-GAAP gross profit		37.3%	34.0%	32.6%	31.3%
Certain totals do not add due to rounding

Operating expenses
GAAP operating expenses		$18,332	$19,441	$74,113	$79,994
Non-GAAP adjustments:
Stock-based compensation	(A)	(1,135)	(1,053)	(4,476)	(4,624)
Amortization of internally developed software	(B)	(611)	(468)	(2,234)	(1,683)
Restructuring and other related costs	(C)	(839)	(93)	(1,542)	(1,929)
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	(91)	(187)	(605)	(976)
Litigation reserve	(E)	74	—	74	256
Non-GAAP operating expenses		$15,730	$17,640	$65,330	$71,038

Net loss
GAAP net loss		$(1,664)	$(2,492)	$(18,541)	$(18,683)
Non-GAAP adjustments:
Stock-based compensation	(A)	1,279	1,177	4,865	5,162
Amortization of internally developed software	(B)	2,104	1,612	7,701	5,802
Restructuring and other related costs	(C)	839	93	1,542	1,929
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	91	187	605	976
Litigation reserve	(E)	(74)	—	(74)	(256)
Non-cash interest expense	(F)	18	17	71	73
Income tax effect on non-GAAP adjustments	(G)	(293)	(7)	1,537	1,650
Non-GAAP net income (loss)		$2,300	$587	$(2,294)	$(3,347)

Diluted net loss per share
GAAP net loss per share		$(0.02)	$(0.03)	$(0.19)	$(0.20)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.01	0.01	0.05	0.05
Amortization of internally developed software	(B)	0.02	0.02	0.08	0.06
Restructuring and other related costs	(C)	0.01	0.00	0.02	0.02
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	0.00	0.00	0.01	0.01
Litigation reserve	(E)	0.00	0.00	0.00	0.00
Non-cash interest expense	(F)	0.00	0.00	0.00	0.00
Income tax effect on non-GAAP adjustments	(G)	0.00	0.00	0.02	0.02
Non-GAAP diluted net income (loss) per share		$0.02	$0.01	$(0.02)	$(0.04)
Certain totals do not add due to rounding
Shares used in calculating diluted net loss per share on a non-GAAP basis	(H)	96,821	94,608	95,787	93,882

Footnotes to GAAP to Non-GAAP Reconciliation
(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options, stock unit awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.
(B) Amortization of internally developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally developed software reflects non-cash expense for software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.
(C) Restructuring and other related costs. Included in our GAAP presentation, we incurred expenses related to our restructuring effort to better align our cost structure with current revenue levels. Restructuring and other related costs consist primarily of employees' severance payments, related employee benefits, related legal fees and charges related to leases and other contract termination costs. These are one-time in nature costs that are not indicative of our core operating performance.
(D) Amortization of contract acquisition costs - ASC 606 initial adoption. Upon adoption of ASC 606 using the modified retrospective approach, we capitalized approximately $3.3 million of previously expensed sales commissions from 2015, 2016 and 2017. Amortization of these amounts are included in our GAAP presentation as sales and marketing expense. We believe the non-cash amortization expense is not related to or indicative of our ongoing operating performance.
(E) Litigation reserve. The Company records a contingent liability when it is probable that a loss has been incurred and the amount is reasonably estimable in accordance with accounting for contingencies. These reserves are one-time in nature charges that are not indicative of our core operating performance.
(F) Non-cash interest expense. Under GAAP, we recognize interest expense at the effective interest rate which includes interest costs related to the amortization of debt issuance costs. The difference between the effective interest rate and the contractual interest rate is excluded from our assessment of our operating performance because we believe this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.
(G) Income tax effect on non-GAAP adjustments. This adjusts the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, E and F noted above on our non-GAAP net income (loss).
(H) Shares used in calculating diluted net income (loss) per share on a non-GAAP basis. The share count for basic and diluted earnings per share is the same due to GAAP net losses for the year ended December 31, 2020 and 2019.

ServiceSource International, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)
(unaudited)

		For the Three Months Ended December 31,		For the Year Ended December 31,
		2020	2019	2020	2019
Net loss		$(1,664)	$(2,492)	$(18,541)	$(18,683)
Provision for income tax expense		536	204	709	443
Interest and other expense, net		229	259	1,279	1,226
Depreciation and amortization(1)		3,594	3,291	13,925	13,449
EBITDA		2,695	1,262	(2,628)	(3,565)
Stock-based compensation	(A)	1,279	1,177	4,865	5,162
Restructuring and other related costs	(C)	839	93	1,542	1,929
Amortization of contract acquisition asset costs - ASC 606 initial adoption	(D)	91	187	605	976
Litigation reserve	(E)	(74)	—	(74)	(256)
Adjusted EBITDA		$4,830	$2,719	$4,310	$4,246

(1) Depreciation and amortization expense are comprised of the following:

		For the Three Months Ended December 31,		For the Year Ended December 31,
		2020	2019	2020	2019
Internally developed software amortization		$2,104	$1,612	$7,701	$5,802
Property and equipment depreciation		1,490	1,679	6,224	7,647
Depreciation and amortization		$3,594	$3,291	$13,925	$13,449

Investor Relations Contact for ServiceSource:
Chad Lyne
ServiceSource International, Inc.
investorrelations@servicesource.com